UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 7, 2012

ASCENT CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34176	26-2735737
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5251 DTC Parkway, Suite 1000

Greenwood Village, Colorado 80111

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 628-5600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 7, 2012, Monitronics International, Inc. (“Monitronics”), a wholly owned-subsidiary of Ascent Capital Group, Inc. (the “Company”), entered into an amendment with Bank of America, N.A., individually and as administrative agent, and certain other financial institutions (the “Amendment”) to its existing credit agreement, dated as of March 23, 2012, with Bank of America, N.A., as administrative agent and letter of credit issuer, Citibank, N.A. and Credit Suisse AG, Cayman Islands Branch, as co-syndication agents, U.S. Bank National Association, as documentation agent, and the lenders party thereto (the “Credit Agreement”).  Pursuant to the Amendment, Bank of America extended an incremental term loan to Monitronics with an aggregate principal amount of $145,000,000 (the “incremental term loan” and together with the term loan provided for under the Credit Agreement, the “term loans”).

On November 7, 2012, Monitronics borrowed the full amount of the incremental term loan.  Monitronics used such borrowings to repay indebtedness, including revolving credit loans, incurred in connection with the purchase of approximately 93,000 subscriber accounts from Pinnacle Security, to finance fees and expenses related to the Amendment and related transactions, and for ongoing working capital and other general corporate purposes.

The term loans bear annual interest at LIBOR plus 4.25%, subject to a LIBOR floor of 1.25%.  The term loans mature on March 23, 2018 and require principal installments at the end of each calendar quarter in an amount equal to 0.25% of the initial aggregate principal amount of each term loan.

The terms of the Amendment include customary representations and warranties of Monitronics. The Amendment also provides for changes to certain negative covenants contained in the Credit Agreement, and provides that Monitronics must maintain a consolidated senior secured leverage credit ratio of no more than 3.25 to 1.00 through June 30, 2015 and no more than 3.00 to 1.00 thereafter.

The Credit Agreement remains in full force and effect and the Amendment only modifies the Credit Agreement as specifically described in the text of the Amendment.  The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of (i) the Credit Agreement, which is filed as Exhibit 4.2 to the Company’s Form 10-Q filed on May 9, 2012 and (ii) the Amendment, which will be filed by the Company with its Annual Report on Form 10-K for the year ended December 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2012

ASCENT CAPITAL GROUP, INC.

By:	/s/ William E. Niles
	Name:	William E. Niles
	Title:	Executive Vice President, General Counsel and Secretary